UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 12, 2014 Date of report (Date of earliest event reported)

SUPPORT.COM, INC. (Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	000-30901 (Commission File No.)	94-3282005 (I.R.S. Employer Identification No.)
900 Chesapeake Dr., Second Floor, Redwood City, CA 94063 (Address of Principal Executive Offices) (Zip Code)

(650) 556-9440 (Registrant’s telephone number, including area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 12, 2014, Support.com, Inc. (“Company”) received a fully executed copy of a Reseller Agreement having an effective date of June 6, 2014 (the “Reseller Agreement”) between Company and Comcast Cable Communications Management, LLC (“Comcast”), under which the Company may provide certain technical support services to Comcast customers under specific program descriptions.  Attached to the Reseller Agreement is “Program Description Number 1” which permits Comcast to offer for resale one subscription “SKU” of defined Company remote desktop and application support services to a limited pilot market of small and medium business customers purchasing other Comcast and third party service offerings through a specific Comcast Website.

The foregoing description of the Reseller Agreement and Program Description Number 1 is qualified in its entirety by reference to the Reseller Agreement, which is attached as an exhibit hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 Reseller Agreement, between Comcast and Company, effective as of June 6, 2014.*

*Confidential treatment has been requested for this document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2014

SUPPORT.COM, INC.

By:	/s/ Gregory J. Wrenn
Name:	Gregory J. Wrenn
Title:	SVP Business Affairs, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Reseller Agreement, between Comcast and Company, effective as of June 6, 2014.* *Confidential treatment has been requested for this document.